Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS FIRST QUARTER RESULTS
DALLAS — (May 2, 2007) — Ashford Hospitality Trust, Inc. (NYSE:AHT) today reported the following results and performance measures for the first quarter ended March 31, 2007. The proforma performance measurements for Occupancy, Average Daily Rate (ADR), revenue per available room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) include the Company’s 65 hotels owned as of March 31, 2007, which excludes 14 hotel assets held for sale as of that date. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2007 with the first quarter ended March 31, 2006. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 52% to $153.3 million from $101.0 million

•	Net income available to common shareholders increased 84% to $8.7 million compared with $4.7 million

•	Diluted net income available to common shareholders was $0.12 per share compared with $0.09 per share

•	Adjusted funds from operations (AFFO) increased 48% to $28.5 million, or $0.31 per diluted share

•	Cash available for distribution (CAD) increased 44% to $25.9 million, or $0.28 per diluted share

•	Declared quarterly common dividend of $ 0.21 per diluted share

•	CAD dividend coverage was 133% for the quarter
STRONG INTERNAL GROWTH
•	Proforma RevPAR increased 11.1% for hotels not under renovation on an 8.7% increase in ADR to $133.80 and a 160-basis point improvement in occupancy

•	Proforma RevPAR increased 8.6% for all hotels on an 8.2% increase in ADR to $135.91 and a 32-basis point improvement in occupancy

•	Proforma same-property Hotel Operating Profit for hotels not under renovation improved 22%

•	Proforma same-property Hotel Operating Profit margin for hotels not under renovation improved 286 basis points
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Two hotels sold in first quarter for $31.5 million with a net gain of $1.4 million

•	Three hotels sold to date in second quarter with 10 other assets under contract

•	Capex invested in first quarter totaled $20 million

•	Capex for 2007 now estimated to reach $140 million
-MORE-
14185 Dallas Parkway, Suite 1100, Dallas, TX 75254 Phone: (972) 490-9600

AHT Announces First Quarter Results

March 7, 2007
PORTFOLIO REVPAR GROWTH
As of March 31, 2007, the Company had a portfolio of direct hotel investments consisting of 65 properties classified in continuing operations. During the first quarter, 54 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma total basis (all 65 hotels) and proforma not-under-renovation basis (54 hotels) is a measure that reflects a meaningful and more focused comparison of the operating results in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of all 66 hotels. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: New England (2 hotels) with a 37.1% increase; West South Central (5) with 29.3%; Pacific (10) with 15.3%; Mountain (4) with 10.3%; West North Central (3) with 7.0%; Middle Atlantic (4) with 5.0%; South Atlantic (27) with 3.5%; East North Central (8) with 1.9%; and East South Central (2) with a 0.7% decrease.

•	RevPAR growth by brand was led by: Hilton (22 hotels) with 13.5%; Hyatt (2) with 12.8%; InterContinental (2) with 11.8%; Starwood (6) with 9.4%; Marriott (28) with 4.7%; Radisson (3) with 3.6%; and independents (2) with a 10.6% decrease.
HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS
For the 54 hotels as of March 31, 2007 that were not under renovation, Proforma Hotel EBITDA (adjusted as if all hotels were included in both periods) increased 22% to $35.6 million. Proforma Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) improved 286 basis points to 29.2%. For all 65 hotels included in continuing operations as of March 31, 2007, Hotel EBITDA increased 16% to $42.3 million and Hotel EBITDA margin increased 209 basis points to 28.3%.
Ashford believes year-over-year Hotel EBITDA and Hotel EBITDA margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality the Company provides quarterly detail on its Proforma Hotel EBITDA and Proforma Hotel EBITDA margin for the current and certain prior-year periods based upon the number of core hotels in the portfolio as of the end of the current period. As Ashford’s portfolio mix changes from time to time so will the seasonality for Proforma Hotel EBITDA and Proforma Hotel EBITDA margin. Investors and analysts are encouraged to carefully consider our seasonality table when forecasting our quarterly results. Details of the quarterly calculations for the 2006 quarters for the current core portfolio, including the 51 hotels acquired April 11, 2007 from CNL Hotels and Resorts, are provided in tables attached to this release.
Monty J. Bennett, President and CEO, commented, “The continued strong performance growth in RevPAR and hotel operating margin contributed significantly to our solid year-over-year improvement in AFFO performance and CAD. We once again point to higher returns from our value-added capital investments and an intense focus on internal growth strategies as the primary reasons for this 286-basis point improvement in margins. We have high expectations for the remaining $120 million in capital investments we have budgeted for the year. We are committed to extracting the greatest value from these properties with our asset management strategies.
FINANCING ACTIVITY
At March 31, 2007, the Company’s net debt (defined as total debt less cash) to total enterprise value (defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding) was 46% based upon the Company’s closing stock price of $11.94. As of
-MORE-

AHT Announces First Quarter Results

March 7, 2007
March 31, 2007, the Company’s $1.1 billion debt balance consisted of 79% of fixed-rate debt, with a total weighted average interest rate of 5.9%. The Company’s weighted average debt maturity is 7.4 years.
FIRST QUARTER INVESTMENT ACTIVITY
On February 6, 2007, the Company sold the Marriott Trumbull in Trumbull, Connecticut, for approximately $28.3 million. As the Company acquired this property on December 7, 2006, no gain or loss was recognized on the sale.
On February 8, 2007, the Company sold the Fairfield Inn in Princeton, Indiana, for approximately $3.2 million. In connection with this sale, the Company expects to recognize a gain of approximately $1.4 million, the income tax effects of which will be deferred through a 1031 like-kind exchange.
SUBSEQUENT FINANCING AND INVESTMENT ACTIVITY
Subsequent to the end of the first quarter, the Company completed the sale of the Radisson Hotel Indianapolis Airport in Indianapolis, Indiana, the Embassy Suites Phoenix Airport in Phoenix, Arizona, and the Fairfield Inn Evansville West in Evansville, Indiana. The Company also has its portfolio of seven TownePlace Suites along with two other hotels and one office building under contract for sale, all of which are expected to close in the second quarter of 2007.
On April 11, 2007, the Company acquired interests in a 51-property hotel portfolio from CNL Hotels and Resorts for approximately $2.4 billion in cash and assumed debt. The debt-financed portion included approximately $928.5 million of ten-year fixed-rate CMBS debt; approximately $555.1 million of two-year, floating-rate CMBS debt; and a one-year $325.0 million variable rate term loan. The Company also assumed approximately $436.9 million of fixed-rate debt, not including the portions of debt attributable to minority partners in joint ventures in which it acquired a majority interest. The acquisition was partially funded with the private placement of 8.0 million shares of Series C Cumulative Redeemable Preferred Stock for $200.0 million at a rate of LIBOR plus 2.5%.
On April 24, 2007, the Company closed a follow-on offering of 48,875,000 shares of common stock at $11.75 per share. The offering raised net proceeds of approximately $549 million, which was used to pay off the following debt associated with the purchase of 51 hotels from CNL Hotels and Resorts: a $325 million term loan, $180 million of floating-rate CMBS and $45 million of existing debt.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “We believe we are well positioned to continue outpacing the industry in RevPAR growth and to sustain year-over-year margin improvement. With our portfolio heavily concentrated in the major metropolitan and coastal markets with the strongest brands in the upper-upscale and upscale segments, we have a significant opportunity and much larger platform to execute on what we do best. We continue to accomplish what we’ve set out to do in terms of growth and performance. With the stated deleveraging goal achieved and the intense focus on internal growth, we look forward to reporting on our continued progress throughout the rest of the year.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call at 1:00 p.m. ET on May 3, 2007, to discuss the first quarter results. The number to call for this interactive teleconference is (877) 704-5384. A seven-day replay of the conference call will be available by dialing (719) 457-0820 and entering the confirmation number, 1112467.
The Company will also provide an online simulcast and rebroadcast of its first quarter 2006 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the
-MORE-

AHT Announces First Quarter Results

March 7, 2007
Company’s website at www.ahtreit.com as well as on http://www.videonewswire.com/event.asp?regd=y&id=38908 on May 3, 2007, beginning at 1:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-131878), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
-MORE-

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2007	March 31, 2006
REVENUE
Rooms	$113,391	$78,467
Food and beverage	31,210	14,785
Other	5,014	3,448

Total hotel revenue	149,615	96,700

Interest income from notes receivable	3,355	3,946
Asset management fees from affiliates	331	318

Total Revenue	153,301	100,964

EXPENSES
Hotel operating expenses
Rooms	25,120	16,847
Food and beverage	22,696	11,501
Other direct	2,367	1,592
Indirect	43,232	29,603
Management fees	5,521	3,888

Total hotel expenses	98,936	63,431

Property taxes, insurance, and other	8,011	5,192
Depreciation and amortization	16,918	10,008
Corporate general and administrative:
Stock-based compensation	1,059	940
Other corporate and administrative	3,535	3,870

Total Operating Expenses	128,459	83,441

OPERATING INCOME	24,842	17,523

Interest income	498	494
Interest expense	(16,079)	(11,432)
Amortization of loan costs	(659)	(514)
Write-off of loan costs and exit fees	(703)	(687)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	7,899	5,384
Benefit from (provision for) income taxes	1,223	(125)
Minority interest	(1,251)	(922)

INCOME FROM CONTINUING OPERATIONS	7,871	4,337
Income from discontinued operations, net	3,620	3,125
NET INCOME	11,491	7,462
Preferred dividends	2,793	2,719

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,698	$4,743

Income From Continuing Operations Per Share Available To Common Shareholders:
Basic	$0.07	$0.03

Diluted	$0.07	$0.03

Income From Discontinued Operations Per Share:
Basic	$0.05	$0.06

Diluted	$0.05	$0.06

Net Income Per Share Available To Common Shareholders:
Basic	$0.12	$0.09

Diluted	$0.12	$0.09

Weighted Average Common Shares Outstanding:
Basic	72,042,282	51,924,540

Diluted	72,448,785	52,412,048

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Investment in hotel properties, net	$1,619,714	$1,632,946
Cash and cash equivalents	65,084	73,343
Restricted cash	16,689	9,413
Accounts receivable, net	30,544	22,081
Inventories	2,062	2,110
Assets held for sale	106,452	119,342
Notes receivable	94,800	102,833
Deferred costs, net	12,694	14,143
Prepaid expenses	10,781	11,154
Other assets	52,163	7,826
Due from third-party hotel managers	18,222	15,964
Due from related parties	2,306	757

Total assets	$2,031,511	$2,011,912

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$1,082,638	$1,091,150
Capital leases payable	106	177
Accounts payable	50,720	16,371
Accrued expenses	34,838	32,591
Dividends payable	21,039	19,975
Deferred income	283	294
Deferred incentive management fees	3,701	3,744
Unfavorable management contract liability	14,857	15,281
Due to third-party hotel managers	1,993	1,604
Due to related parties	2,359	4,152

Total liabilities	1,212,534	1,185,339

Commitments and contingencies
Minority interest	108,926	109,864
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 issued and outstanding at March 31, 2007 and December 31, 2006, respectively	75,000	75,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at March 31, 2007 and December 31, 2006, respectively	23	23
Common stock, $0.01 par value, 200,000,000 shares authorized, 73,754,500 and 72,942,841 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	737	729
Additional paid-in capital	709,211	708,420
Accumulated other comprehensive income (loss)	(120)	111
Accumulated deficit	(74,360)	(67,574)
Treasury stock, at cost (36,585 shares)	(440)	—

Total owners’ equity	635,051	641,709

Total liabilities and owners’ equity	$2,031,511	$2,011,912

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2007	March 31, 2006
Net income	$11,491	$7,462

Add back:
Interest income	(498)	(494)
Interest expense and amortization of loan costs	16,738	11,946
Minority interest	1,827	1,585
Depreciation and amortization	17,196	10,935
(Benefit from) provision for income taxes	(511)	153

	34,752	24,125

EBITDA	$46,243	$31,587

For the three months ended March 31, 2007, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liability of approximately $424,000, the write-off of loan costs of approximately $703,000, and gains on sales of properties of approximately $1.4 million.
For the three months ended March 31, 2006, EBITDA has not been adjusted to add back the write-off of loan costs of approximately $687,000.
ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2007	March 31, 2006
Net income available to common shareholders	$8,698	$4,743

Plus real estate depreciation and amortization	17,116	10,725
Remove gains on sales of properties	(1,388)	—
Remove minority interest	1,827	1,585

FFO available to common shareholders	$26,253	$17,053

Add back dividends on convertible preferred stock	1,564	1,490
Add back write-off of loan costs and exit fees	703	687

Adjusted FFO	$28,520	$19,230

Adjusted FFO per diluted share available to common shareholders	$0.31	$0.27

Diluted weighted average shares outstanding	93,409,075	70,931,242

ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION (“CAD”)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	March 31, 2007	(per diluted share)	March 31, 2006	(per diluted share)
Net income available to common shareholders	$8,698	$0.09	$4,743	$0.07
Add back dividends on convertible preferred stock	1,564	0.02	1,490	0.02

Total	$10,262	$0.11	$6,233	$0.09

Plus real estate depreciation and amortization	17,116	$0.18	10,725	$0.15
Remove minority interest	1,827	0.02	1,585	0.02
Plus stock-based compensation	1,059	0.01	940	0.01
Plus amortization of loan costs	659	0.01	514	0.01
Plus write-off of loan costs	703	0.01	687	0.01
Less capital improvements reserve	(5,687)	(0.06)	(3,393)	(0.05)

CAD	$25,939	$0.28	$17,291	$0.24

ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

Room revenues (1)	$113,390,979	$106,115,190	6.86%
RevPAR (1)	$98.08	$90.28	8.64%
Occupancy	72.17%	71.85%	0.44%
ADR	$135.91	$125.65	8.16%
NOTE: The above pro forma table assumes the 65 hotel properties owned and included in continuing operations at March 31, 2007 were owned as of the beginning of the periods presented.

	Three Months Ended
	March 31,
	2007	2006	% Variance
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

Room revenues (1)	$93,009,340	$85,395,926	8.92%
RevPAR (1)	$98.06	$88.26	11.10%
Occupancy	73.29%	71.69%	2.23%
ADR	$133.80	$123.11	8.68%
NOTE: The above pro forma table assumes the 54 hotel properties owned and included in continuing operations at March 31, 2007 but not under renovation for the three months ended March 31, 2007 were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
Residence Inn Evansville, Sea Turtle Inn Jacksonville, Hilton Santa Fe, SpringHill Suites BWI Airport, SpringHill Suites Centreville, Hyatt Dulles, SpringHill Suites Gaithersburg, Courtyard Overland Park, Marriott at Research Triangle Park, Marriott Crystal Gateway, Hilton Garden Inn Jacksonville
(1) On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294. Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the three months ended March 31, 2007 compared to the same 2006 period.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Region
(Unaudited)

			Three Months Ended		Percent
			March 31,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2007	2006	Quarter

Pacific (1)	10	2,723	$108.66	$94.27	15.3%
Mountain (2)	4	640	$105.45	$95.65	10.3%
West North Central (3)	3	690	$83.24	$77.80	7.0%
West South Central (4)	5	987	$106.27	$82.18	29.3%
East North Central (5)	8	1,628	$74.01	$72.63	1.9%
East South Central (6)	2	236	$84.90	$85.54	-0.7%
Middle Atlantic (7)	4	853	$76.89	$73.21	5.0%
South Atlantic (8)	27	5,036	$107.40	$103.77	3.5%
New England (9)	2	300	$45.02	$32.84	37.1%

Total Portfolio	65	13,093	$98.08	$90.28	8.6%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table assumes the 65 hotel properties owned and included in continuing operations as of March 31, 2007 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Brand
(Unaudited)

			Three Months Ended		Percent
			March 31,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2007	2006	Quarter

Hilton	22	3,983	$101.17	$89.13	13.5%
Hyatt	2	970	$112.82	$100.01	12.8%
InterContinental	2	420	$170.75	$152.68	11.8%
Independent	2	317	$64.67	$72.36	-10.6%
Marriott	28	4,975	$103.90	$99.22	4.7%
Radisson	3	686	$49.87	$48.15	3.6%
Starwood	6	1,742	$74.62	$68.21	9.4%

Total Portfolio	65	13,093	$98.08	$90.28	8.6%

NOTE: The above pro forma table assumes the 65 hotel properties owned and included in continuing operations as of March 31, 2007 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31, 2007	March 31, 2006	% Variance

REVENUE
Rooms (1)	$113,391	$106,115	6.86%
Food and beverage	31,210	27,943	11.69%
Other	5,051	5,407	-6.58%

Total hotel revenue	149,652	139,465	7.30%

EXPENSES
Hotel operating expenses
Rooms (1)	23,691	23,562	0.55%
Food and beverage	22,696	21,200	7.06%
Other direct	2,366	2,579	-8.26%
Indirect	43,360	41,799	3.73%
Management fees, includes base and incentive fees	7,265	6,332	14.73%

Total hotel operating expenses	99,378	95,472	4.09%

Property taxes, insurance, and other	7,997	7,504	6.57%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$42,277	$36,489	15.86%

NOTE: The above pro forma table assumes the 65 hotel properties owned and included in continuing operations at March 31, 2007 were owned as of the beginning of the periods presented.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31, 2007	March 31, 2006	% Variance

REVENUE
Rooms (1)	$93,009	$85,396	8.91%
Food and beverage	24,532	20,912	17.31%
Other	4,208	4,549	-7.50%

Total hotel revenue	121,749	110,857	9.83%

EXPENSES
Hotel operating expenses
Rooms (1)	18,841	18,621	1.18%
Food and beverage	17,587	15,907	10.56%
Other direct	1,860	2,047	-9.14%
Indirect	36,022	34,319	4.96%
Management fees, includes base and incentive fees	5,112	4,461	14.59%

Total hotel operating expenses	79,422	75,355	5.40%

Property taxes, insurance, and other	6,722	6,254	7.48%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$35,605	$29,248	21.73%

NOTE: The above pro forma table assumes the 54 hotel properties owned and included in continuing operations at March 31, 2007 but not under renovation during the three months ended March 31, 2007 were owned as of the beginning of the periods presented.

(1)	On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294. Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the three months ended March 31, 2007 compared to the same 2006 period.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel Operating Profit by Region
(In Thousands)
(Unaudited)

			Three Months Ended				Percent Change in
			March 31,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2007	% Total	2006	% Total	Quarter

Pacific (1)	10	2,723	$10,189	24.1%	$7,615	20.9%	33.8%
Mountain (2)	4	640	$2,207	5.2%	$1,724	4.7%	28.0%
West North Central (3)	3	690	$2,191	5.2%	$1,848	5.1%	18.6%
West South Central (4)	5	987	$3,394	8.0%	$2,258	6.2%	50.3%
East North Central (5)	8	1,628	$3,513	8.3%	$3,615	9.9%	-2.8%
East South Central (6)	2	236	$811	1.9%	$855	2.3%	-5.1%
Middle Atlantic (7)	4	853	$957	2.3%	$868	2.4%	10.3%
South Atlantic (8)	27	5,036	$19,182	45.4%	$18,121	49.7%	5.9%
New England (9)	2	300	($167)	-0.4%	($415)	-1.1%	-59.8%

Total Portfolio	65	13,093	$42,277	100.0%	$36,489	100.0%	15.9%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table assumes the 65 hotel properties owned and included in continuing operations as of March 31, 2007 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT MARGIN
(Unaudited)
54 HOTELS NOT UNDER RENOVATION AND INCLUDED IN CONTINUING OPERATIONS AT MARCH 31, 2007 AS IF SUCH HOTELS WERE OWNED AS OF THE BEGINNING OF THE PERIODS PRESENTED:
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

1st Quarter 2007	29.24%
1st Quarter 2006	26.38%

Variance	2.86%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	1.32%
Food & Beverage and Other Departmental	0.22%
Administrative & General	-0.13%
Sales & Marketing	1.11%
Hospitality	-0.05%
Repair & Maintenance	0.27%
Energy	0.27%
Franchise Fee	-0.31%
Management Fee	-0.15%
Incentive Management Fee	-0.02%
Insurance	-0.11%
Property Taxes	0.23%
Leases/Other	0.20%

Total	2.86%

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA SEASONALITY TABLE
(In Thousands)
(Unaudited)
ALL 65 HOTELS OWNED AND INCLUDED IN CONTINUING OPERATIONS AS OF MARCH 31, 2007 COMBINED WITH 51 HOTELS ACQUIRED FROM CNL HOTELS AND RESORTS ON APRIL 11, 2007:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Year End

2006
Total Hotel Revenue	332,115	359,049	325,487	368,229	1,384,881
Hotel EBITDA	92,984	109,061	85,537	97,401	384,983
Hotel EBITDA Margin	28.0%	30.4%	26.3%	26.5%	27.8%

JV Interests in EBITDA	6,864	7,060	4,678	5,670	24,272
NOTE: The above pro forma table assumes that the 65 hotel properties owned and included in continuing operations as of March 31, 2007 and the 51 hotels acquired from CNL Hotels and Resorts on April 11, 2007 were owned as of the beginning of the periods presented.

Ashford Hospitality Trust, Inc.
Debt Summary
As of March 31, 2007
(in millions)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt

$487.1 million mortgage note payable secured by 32 hotel properties, matures between July 1, 2015 and February 1, 2016, at an average interest rate of 5.41%	$487.1	$—	$487.1
$211.5 million term loan secured by 16 hotel properties, matures between December 11, 2014 and December 11, 2015, at an average interest rate of 5.73%	211.5	—	211.5
$150.0 million secured credit facility secured by 9 hotel properties, matures August 16, 2008, at an interest rate of LIBOR plus a range of 1.6% to 1.85% depending on the loan-to-value ratio	—	45.0	45.0
$47.5 million secured credit facility secured by 1 hotel property, matures October 10, 2008, at an interest rate of LIBOR plus 1.0% to 1.5% depending on the outstanding balance	—	—	—
Mortgage note payable secured by one hotel property, matures December 1, 2017, at an interest rate of 7.24% through December 31, 2007 and 7.39% thereafter	52.1	—	52.1
Mortgage note payable secured by one hotel property, matures December 8, 2016, at an interest rate of 5.81%	101.0	—	101.0
Mortgage note payable secured by six hotel properties, matures December 11, 2009, at an interest rate of LIBOR plus 1.72%	—	184.0	184.0

Total Debt Excluding Premium	$851.7	$229.0	$1,080.7

Mark-to-Market Premium			1.9

Total Debt Including Premium			$1,082.6

Percentage of Total	78.81%	21.19%	100.00%

Weighted Average Interest Rate at March 31, 2007			5.92%

ASHFORD HOSPITALITY TRUST, INC.
Capital Expenditures Calendar
116 Core Hotels (a)

		2006				2007
		Actual	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Doubletree Suites Columbus	194
Embassy Suites East Syracuse	215
Sheraton Bucks County	187
Hyatt Regency Orange County	654							x	x
Hampton Inn Mall of Georgia	92
Sheraton Milford	173	x
Hampton Inn Terre Haute	112
Hampton Inn Evansville	141
Hilton St. Petersburg Bayfront	333
Courtyard Bloomington	117
Courtyard Columbus Tipton Lakes	90				x
Residence Inn Evansville	78				x	x
Residence Inn Salt Lake City	144
Hilton Fort Worth	294	x
Residence Inn Palm Desert	130
Historic Inns of Annapolis	124	x	x
Embassy Suites Houston	150	x
Radisson Rockland	127	x
Residence Inn San Diego Sorrento Mesa	150	x
Hilton Nassau Bay — Clear Lake	243	x
Crowne Plaza Beverly Hills	260	x
Radisson City Center — Indianapolis	371	x					x	x
Sheraton Minneapolis West	222	x	x
Embassy Suites West Palm Beach	160	x	x
Residence Inn Fairfax Merrifield	159		x
Courtyard Crystal City Reagan Airport	272		x	x
Courtyard Palm Desert	151			x
SpringHill Suites Kennesaw	90			x	x
SpringHill Suites Jacksonville	102			x	x
Courtyard Atlanta Alpharetta	154			x	x
Sea Turtle Inn Jacksonville	193			x	x	x	x	x	x
SpringHill Suites BWI Airport	133				x	x
SpringHill Suites Centreville	136				x	x
SpringHill Suites Gaithersburg	162				x	x
Courtyard Overland Park	168				x	x
Hilton Santa Fe	157				x	x			x
Marriott at Research Triangle Park	225					x			x
Marriott Crystal Gateway	697					x			x
Hilton Garden Inn Jacksonville	119					x	x
Hyatt Dulles	316					x	x		x
Homewood Suites Mobile	86						x	x
Embassy Suites Las Vegas Airport	220						x	x
JW Marriott San Francisco	338						x	x	x
Residence Inn Lake Buena Vista	210							x	x
Embassy Suites Philadelphia Airport	263							x	x
Embassy Suites Walnut Creek	249							x	x
Hilton Minneapolis Airport	300							x	x
Sheraton San Diego Mission Valley	260							x	x
Courtyard Marriott Village LBV	312							x	x
Sheraton Anchorage	375								x
Courtyard Louisville Airport	150								x
SpringHill Suites Charlotte	136								x
SpringHill Suites Raleigh Airport	120								x
Courtyard San Francisco Downtown	405								x
Courtyard Basking Ridge	235								x
TownePlace Suites Manhattan Beach	144								x
Embassy Suites Santa Clara — Silicon Valley	257								x
(a)  Only hotels which have had or are expected to have significant capital expenditures during 2006 or 2007 are included in this table.